SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) April 21, 2003

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692

(Address of principal executive officers)	(Zip Code)

(269)-923-5000

Registrant’s telephone number, including area code

Item 9.—Regulation FD Disclosure

On April 21, 2003, the registrant announced first-quarter 2003 net earnings of $91 million, or $1.32 per diluted share, compared to a net loss of $529 million, or $7.63 per diluted share, in the same period last year. First-quarter net sales of $2.7 billion increased 6 percent from the same period last year.

The registrant also revised its full-year 2003 earnings forecast to $5.90-$6.10 per share from a previous earnings forecast for 2003 of $6.20-$6.40 per share.

Being filed in accordance with Item 12.

Item 7.—Financial Statements and Exhibits

Copy of press release dated April 21, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

By:	/S/ ROBERT T. KENAGY
Name: Robert T. Kenagy Title: Corporate Secretary

Date: April 21, 2003

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